CORNERSTONE
COMMUNITY BANCORP

VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 1:00 am, Central Time, on June 2, 2025.

Online
Go to www.envisionreports.com/CRSB or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/CRSB

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A Proposals — The Board of Directors recommends a vote FOR Proposals 1 and 2.

	For	Against	Abstain
1. ***Approval of the Merger Agreement and Merger.*** To approve and adopt the Agreement and Plan of Merger and Reorganization dated January 28, 2025 by and between Plumas Bancorp and Cornerstone Community Bancorp and the merger of Cornerstone Community Bancorp with and into Plumas Bancorp with Plumas Bancorp as the surviving corporation.	☐	☐	☐
2. ***Grant of Discretionary Authority to Adjourn the Meeting.*** To approve the grant of discretionary authority to approve one or more adjournments of the special meeting to a later date or dates, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the merger proposal.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

044T1B

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy — CORNERSTONE COMMUNITY BANCORP

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Mike Davis as proxyholder, with full power of substitution, to represent, vote and act with respect to all shares of common stock of Cornerstone Community Bancorp which the undersigned would be entitled to vote at the special meeting of shareholders to be held on June 2, 2025 at 6:00 p.m. at Cornerstone Community Bancorp's Red Bluff office located at 500 Riverside Way, Red Bluff, California or any adjournments thereof, with all the powers the undersigned would possess if personally present as specified on the reverse.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2. The proxy confers authority to vote and shall be voted in accordance with such recommendation unless a contrary instruction is indicated, in which case the shares represented by the proxy will be voted in accordance with such instruction. IF NO INSTRUCTION IS SPECIFIED WITH RESPECT TO A MATTER TO BE ACTED UPON, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY A DULY EXECUTED PROXY BEARING A LATER DATE OR AN INSTRUMENT REVOKING THIS PROXY, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

PLEASE SIGN AND DATE ON THE REVERSE SIDE

C Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance
Mark box to the right if you plan to attend the Special Meeting. ☐